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                   [SBC WARBURG DILLON READ INC. LETTERHEAD]

                                                                February 6, 1998

The Board of Directors
U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado 80111

Re: Registration Statement of USW-C, Inc. relating to the Common Stock, par value $.01 per share, being registered in connection with the Separation of U S WEST, Inc.

Members of the Board:

    Reference is made to our opinion letter dated February 6, 1998 with respect to the separation of the U S WEST Communications Group (the "Communications Group") and the U S WEST Media Group (the "Media Group") into two separately-traded companies and, in connection therewith, the alignment of U S WEST Dex, Inc., a business currently attributed to the Media Group, with the Communications Group.

    The foregoing opinion letter is for the information and assistance of the Board of Directors of U S WEST, Inc. in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or other document, except in accordance with our written consent.

    In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Chapter 3: The Separation--Background of the Separation" and "Chapter 3: The Separation--Opinions of Financial Advisors" and to the inclusion of the foregoing opinion in the Proxy Statement included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

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                                              Very truly yours,

                                              SBC WARBURG DILLON READ INC.

                                              By                  /S/ S. DAVIS TERRY, JR.
                                                         ----------------------------------------
                                                                     MANAGING DIRECTOR

                                              By                    /S/ KARIM F. TABET
                                                         ----------------------------------------
                                                                    EXECUTIVE DIRECTOR
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